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                                                                    Exhibit 3-A
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                          CERTIFICATE OF INCORPORATION
                                       OF
                     COLUMBIA NETWORK SERVICES CORPORATION

                                  * * * * * *


         FIRST:  The name of the Corporation is COLUMBIA NETWORK SERVICES

CORPORATION.


         SECOND:  The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County

of New Castle, 19801.  The name of the Corporation's registered agent at that address is The Corporation Trust Company.


         THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General

Corporation Law of the State of Delaware (the "DGCL").


         FOURTH:  The total number of shares of Common Stock which the

Corporation shall have authority to issue is Three Thousand (3,000) shares, and the par value of each of such shares is One Dollar ($1.00) per share.


         FIFTH:  The name and mailing address of the incorporator are Mark A.

Cleaves, Esquire, 20 Montchanin Road, Wilmington, Delaware, 19807.  The powers of the incorporator are to terminate upon the election of directors of the

Corporation.


         SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
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                                                                    Exhibit 3-A
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                 1.       The directors shall have concurrent power with the

stockholders to make, alter, amend, change, add to or repeal the Bylaws of the

Corporation and to exercise the powers and authorities as are provided in the

Bylaws then in effect, subject to applicable limitations as provided in such

Bylaws.


         2.      The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the

Corporation.  Election of directors need not be by written ballot unless the

Bylaws so provide.  Directors need not be stockholders of the Corporation.


         SEVENTH:  Meetings of stockholders may be held within or without the

State of Delaware, as the Bylaws may provide.  The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


         EIGHTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders and directors are subject to this reserved power.



         NINTH:  A director of the Corporation shall not be liable to the

Corporation nor its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability of limitation thereof is not permitted under the General Corporation Law of the

State of Delaware as the same exists or may hereafter be amended.  Any amendment, modification or repeal of the foregoing sentence by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in





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                                                                   Exhibit 3-A
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respect of any act or omission occurring prior to the time of such amendment,

modification, or repeal.


         I, the undersigned, being the incorporator hereinabove name, for the purpose of forming a corporation pursuant to the DGCL, do make this

Certificate, hereby declaring and certifying that this is my act and deed and the facts herein states are true, and accordingly have hereunto set my hand this Seventh day of June, 1996.



                                                ----------------------------
                                                         Incorporator





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